UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

April 15, 2003

Fleet Credit Card Funding Trust

on behalf of

Fleet Credit Card Master Trust II

(Formerly ADVANTA Credit Card Master Trust II)

(Exact name or Registrant as specified in its charter)

Delaware	Reg. No. 333-73728-01 and 333-73728-02	23-3101310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

300 North Wakefield Drive
Newark, Delaware, 19702
 (Address of Principal Executive Offices)

(302) 266-5004
(Registrant's Telephone Number including area code)

Reports on behalf of Fleet Credit Card Master Trust II were previously filed by Fleet Bank (RI), National Association, 111 Westminster Street, Providence, Rhode Island 02903

Item 5. Other Events

Information relating to the distributions to Certificateholders for the March 2003 Monthly Period with respect to the following Floating Rate Asset Backed Certificates: Series 1996-A Class A-2 and Class B, Series 1996-B, Series 1999-B, Series 1999-D, Series 2000-B, Series 2000-C, Series 2000-D, Series 2001-A, Series 2002-A, Series 2002-B, Series 2002-C Class B, and Series 2003-A Class B, and the following Fixed Rate Asset Backed Certificates: Series 1996-A Class A-1, Series 1999-C, Series 2001-B, Series 2001-C, Series 2002-C Class A, and Series 2003-A Class A (the "Certificates") issued by the Registrant and to the performance of Fleet Credit Card Master Trust II (the "Trust") (including collections of Principal Receivables and Finance Charge Receivables, Principal Receivables in the Trust, delinquent balances in Accounts, the Investor Default Amounts, the amount of Investor Charge Offs, and the Investor Servicing Fees), together with certain other information relating to the Certificates, is contained in the monthly report for the Monthly Period provided to Certificateholders pursuant to the Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of January 1, 2002 and as further amended as of April 1, 2002, (the "Agreement"), among Fleet Credit Card Funding Trust, a Delaware statutory trust, as Transferor, Fleet Bank (RI), National Association, as Servicer, and Deutsche Bank Trust Company Americas formerly (Bankers Trust Company), a New York banking corporation, as Trustee. Capitalized terms not otherwise defined herein have the meanings assigned in the Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) EXHIBITS:
20.

Monthly reports for the March 2003 Monthly Period relating to the Asset Backed Certificates Series 1996-A, Series 1996-B, Series 1999-B, Series 1999-C, Series 1999-D, Series 2000-B, Series 2000-C, Series 2000-D, Series 2001-A, Series 2001-B, Series 2001-C, Series 2002-A, Series 2002-B, Series 2002-C, and Series 2003-A, issued by Fleet Credit Card Master Trust II.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fleet Credit Card Funding Trust
on behalf of
Fleet Credit Card Master Trust II

Date: April 15, 2003
By:
Name:
Title:

/s/ JOHN S. FIORAVANTI
John S. Fioravanti
Vice President

EXHIBIT INDEX
Exhibit		Sequential Page Number
20.	Monthly reports for the March 2003 Monthly Period relating to the Asset Backed Certificates Series 1996-A, Series 1996-B, Series 1999-B, Series 1999-C, Series 1999-D, Series 2000-B, Series 2000-C, Series 2000-D, Series 2001-A, Series 2001-B, Series 2001-C, Series 2002-A, Series 2002-B, Series 2002-C, and Series 2003-A, issued by Fleet Credit Card Master Trust II.	5